EXHIBIT A



                              AMENDMENT NO. 2
                                     TO
                              RIGHTS AGREEMENT


                    This AMENDMENT NO. 2 TO RIGHTS AGREEMENT (the
               "Amendment") is entered into as of the 20th day of August, 1997 between Boston Technology, Inc., a Delaware corporation (the "Company"), and State Street Bank & Trust Company, a national banking association (the "Rights Agent"). Capitalized terms not otherwise defined herein shall have the meanings given them in the Rights Agreement by and between the parties hereto.


                                  RECITALS

          WHEREAS, the Board of Directors has determined that it is in the best interests of the Company to amend the Rights Agreement as set forth herein prior to and in connection with the execution of that certain Agreement and Plan of Merger dated as of August 20, 1997, as the same may be amended from time to time (the "Merger Agreement"), between Comverse Technology, Inc., a New York corporation ("Comverse"), and the Company (pursuant to which Merger Agreement, among other things, the Company shall merge with and into Comverse (the "Merger")).

          WHEREAS, the Company has requested that the Rights Agreement be amended in accordance with Section 26 of the Rights Agreement, as set forth herein, and the Rights Agent is willing to amend the Rights Agreement as set forth herein.


                                 AGREEMENT

          NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

          1. Section 7(a) of the Rights Agreement is hereby amended to read in its entirety as follows:

          "(a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of Units (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earlier of (i) the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, or
     (iii) immediately prior to the Effective Time, as defined in the Agreement and Plan of Merger dated as of August 20, 1997, as the same may be amended from time to time, between Comverse Technology, Inc., a New

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     York corporation ("Comverse"), and the Company (the "Merger
     Agreement"), pursuant to which Merger Agreement, among other things, the Company shall merge with and into Comverse (the "Merger") (the earlier of (i), (ii) and (iii) being herein referred to as the "Expiration Date")."

          2. Section 34 of the Rights Agreement is hereby added as follows:

          "Section 34. Comverse Transaction. Notwithstanding any provision of this Rights Agreement to the contrary, no Distribution Date, Stock Acquisition Date or Triggering Event shall be deemed to have occurred, neither Comverse nor any Affiliate or Associate of Comverse shall be deemed to have become an Acquiring Person and no holder of Rights shall be entitled to exercise such Rights under or be entitled to any rights pursuant to Section 7(a), 11(a) or 13(a) of this Rights Agreement by reason of (x) the approval, execution, delivery or effectiveness of the Merger Agreement or (y) the consummation of the transactions contemplated under the Merger Agreement in accordance with the terms thereof, (including, without limitation, the consummation of the Merger)."

          3. Except as amended hereby, the Rights Agreement shall remain unchanged and shall remain in full force and effect.

          4. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


          IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized representatives as of the date first above written.


                                       BOSTON TECHNOLOGY, INC.


                                         by
                                           ------------------------------
                                           Name:
                                           Title:


                                        STATE STREET BANK & TRUST
                                        COMPANY


                                          by
                                            ------------------------------
                                            Name:
                                            Title: